Exhibit 99.4

Citigroup Inc.
CHF 250,000,000 2.75% Fixed Rate Senior Notes 2006- 2012
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Swiss Francs ("CHF")
3.	Aggregate Nominal Amount:	CHF 250,000,000
4.	Issue Price:	100.732%.
5.	Specified Denominations:	CHF 5,000 per Note.
6.	Issue Date:	November 29, 2006
7.	Maturity Date:	June 29, 2012
8.	Interest Basis:	Annually in arrears at a fixed rate from and including the Issue Date to but excluding the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	2.75% per annum
	(ii) Interest Payment Dates:	June 29 in each year from and including June 29, 2007 to and including June 29, 2012 (short first accrual period).
	(iii) Fixed Coupon Amount:	CHF 137.50 per Note of CHF 5,000
	(iv) Day Count Fraction:	30/360
	(v) Broken Amount:	CHF 80.208 per Note of CHF 5,000 on the first Interest Payment Date
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable upon redemption for taxation reasons or upon an event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes
15.	Additional Financial Centre relating to Payment Dates:	Zurich
DISTRIBUTION
16.	TEFRA:	The D Rules are applicable
17. Listing:	SWX Swiss Exchange

OPERATIONAL INFORMATION

ISIN Code:	CH0027670329
Common Code:	027372856
Swiss Security Number:	2.767.032
Any clearing system other than Euroclear and Clearstream:	SIS SegaInterSettle AG